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                                                                   Exhibit 10.15

                                                                  EXECUTION COPY
                         CONSENT AND FIRST AMENDMENT TO
             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

           This CONSENT AND FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is dated as of August 6, 2004, and is entered into by and among BEACON ROOFING SUPPLY CANADA COMPANY ("Borrower") and GE CANADA FINANCE HOLDING COMPANY, for itself as a Lender and as Agent.

           WHEREAS, Agent, Lenders and Borrower are parties to a certain Second Amended and Restated Loan and Security Agreement dated as of March 12, 2004 (as such agreement has been or may hereafter be from time to time further amended, restated, supplemented or otherwise modified, the "Loan Agreement"); and

           WHEREAS, Beacon Roofing Supply, Inc. ("Holdings") has begun the steps necessary to consummate an initial public offering of its common stock, the proceeds of which shall be used to (i) redeem all of the Senior Subordinated Notes, the Best Seller Notes and the Investor Seller Notes, (ii) redeem warrants covering 2,839,937 shares of Holdings' common stock (after giving effect to a 4,550 to 1 stock split anticipated to occur prior to such initial public offering) and (iii) repay a portion of the outstanding US Facility Revolving Loans;

           WHEREAS, Borrower and the other Loan Parties have requested that Agent and Lenders consent to the proposed initial public offering of Holdings' common stock and use of proceeds thereof as described herein;

           WHEREAS, the parties also desire to amend the Loan Agreement as hereinafter set forth;

           NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           1. DEFINITIONS. Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

           2. CONSENTS. Subject to the terms and conditions set forth below, Agent and Lenders hereby consent to:

           (a) the closing of an initial public offering of Holdings' common stock for cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) ("Net Issuance Proceeds") to Holdings of not less than US$75,000,000 (the "IPO"); and

           (b) the application of the Net Issuance Proceeds of the IPO in the following manner:

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                   (i)    to redeem all outstanding Senior Subordinated Notes,
     Best Seller Notes and Investor Subordinated Notes at par, plus accrued and unpaid interest thereon;

                   (ii) to redeem warrants covering 2,839,937 shares of Holdings' common stock (after giving effect to a 4,550 to 1 stock split anticipated to occur before the IPO) at a price per share equal to 93% of the per share price to the public in the IPO; and

                   (iii) to repay a portion of the outstanding US Facility Revolving Loans in an amount equal to the greater of (1) US$500,000 and (2) the balance of the Net Issuance Proceeds of the IPO remaining after payment of the amounts referred to in clauses (i) and (ii) above.

           3.   AMENDMENTS TO LOAN AGREEMENT.

     3.1 The first sentence of SUBSECTION 2.6 of the Loan Agreement is hereby amended to read as follows:

           This Agreement shall be effective until the earliest of (a) September 30, 2009, (b) the acceleration of all Obligations pursuant to SUBSECTION
     8.3 and (c) the date of termination of US Facility Lenders' obligations to make the US Facility Revolving Loans or permit existing US Facility Revolving Loans to remain outstanding (the "Termination Date").

     3.2 SUBSECTION 4.25 of the Loan Agreement is hereby amended to read as follows:

           4.25 COLLECTION OF ACCOUNTS AND PAYMENTS. As promptly as practicable and in any event within 60 days following the First Amendment Date, Borrower shall establish lockboxes and blocked accounts (collectively, "Blocked Accounts") in its name with such banks ("Collecting Banks") as are acceptable to Agent (subject to irrevocable instructions acceptable to Agent as hereinafter set forth) to which all account debtors of Borrower shall directly remit all payments on Accounts of Borrower and in which Borrower will immediately deposit all payments made for Inventory or other payments constituting proceeds of Borrower Collateral in the identical form in which such payment was made, whether by cash or cheque. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to Agent, that the Collecting Banks have no right to setoff against the Blocked Accounts at any time. The Collecting Banks shall further acknowledge and agree, in a manner satisfactory to Agent, that during the Activation Period: (i) all payments made to the Blocked Accounts are the sole and exclusive property of Agent and US Facility Agent for their benefit and for the benefit of Lenders and US Facility Lenders and (ii) all such payments received will be promptly transferred to Agent's Account. Borrower hereby agrees that (i) Agent and US Facility Agent, for their benefit and for the benefit of Lenders and US Facility Lenders, have been granted a Lien on such Blocked Accounts and all funds on deposit therein as additional collateral security for the

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     Obligations and the indebtedness and obligations under the US Facility Loan
     Agreement and (ii) during the Activation Period, all payments made to such Blocked Accounts or otherwise received by Agent and whether on the Accounts or as proceeds of other Borrower Collateral or otherwise will be the sole and exclusive property of Agent and US Facility Agent, for their benefit and for the benefit of Lenders and US Facility Lenders. Borrower shall irrevocably instruct each Collecting Bank to promptly transfer, during the Activation Period, all payments or deposits to the Blocked Accounts into Agent's Account. If Borrower, or any of its Affiliates, employees, agents or other Person acting for or in concert with Borrower, shall during the Activation Period receive any monies, cheques, notes, drafts or any other payments relating to and/or proceeds of Accounts of Borrower or other Borrower Collateral, Borrower shall cause such Person to hold such instrument or funds in trust for Agent, and, immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or to Agent at its address set forth in SUBSECTION
     10.3 below. Notwithstanding any provision to the contrary herein or in any other Loan Document, prior to the Activation Period: (i) Borrower shall have sole dominion and control over the funds in the Blocked Accounts and the Collecting Banks shall transfer or apply funds on deposit therein in accordance with the instructions of Borrower, (ii) Borrower shall have no obligation to apply the funds in the Blocked Accounts to reduce any Obligations, and the Lenders and US Facility Lenders shall not have any right to cause such funds to be so applied, and (iii) neither the Agent nor the US Facility Agent shall have any right to endorse or collect any payments made to the Blocked Accounts, or to withdraw any funds from the Blocked Accounts, or to direct how the funds in the Blocked Accounts are applied. An Activation Notice shall not be given unless and until either
     (i) an Event of Default occurs or (ii) Excess Availability is less than US$10,000,000 and, in the case of this clause (ii), Requisite Lenders have directed that such Activation Notice be given or have consented thereto.

     3.3 SUBSECTION 7.1 of the Loan Agreement is hereby amended to read as follows:

           SUBSECTION 7.1 INDEBTEDNESS AND LIABILITIES. Directly or indirectly create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except:

           (a)  the Obligations;

           (b) intercompany Indebtedness (i) outstanding on the Closing Date and (ii) arising from loans made by US Borrower to its Subsidiaries following the Closing Date to fund working capital requirements of such Subsidiaries in the ordinary course of business and to fund Permitted Acquisitions; PROVIDED, HOWEVER, that the aggregate outstanding principal amount of intercompany loans from US Borrower to Beacon Canada Holdings and Borrower shall not exceed an amount equal to the outstanding balance of such intercompany loan as of the Closing Date (after giving effect to the Related Transactions on the Closing Date) plus US$3,000,000 or the Equivalent Amount thereof in Canadian Dollars at any

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     time; PROVIDED, FURTHER, that upon the request of Agent at any time, such
     Indebtedness shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be delivered to US Facility Agent and shall be pledged to (i) US Facility Agent, for the benefit of US Facility Agent and US Facility Lenders, as security for the obligations under the US Facility Loan Documents and (ii) Agent, for the benefit of Agent and Lenders, as security for the payee Loan Party's Obligations;

           (c)  [Intentionally Omitted];

           (d)  [Intentionally Omitted];

           (e)  [Intentionally Omitted];

           (f)  [Intentionally Omitted];

           (g)  [Intentionally Omitted];

           (h)  [Intentionally Omitted];

           (i)  [Intentionally Omitted];

           (j) Indebtedness of US Borrower pursuant to the US Facility Loan Documents;

           (k) in the case of the Loan Parties, other than Borrower and its Subsidiaries, Indebtedness permitted under the US Facility Loan Agreement;

           (l) Indebtedness not to exceed US$12,000,000, or the Equivalent Amount thereof in Canadian Dollars, in the aggregate for all Loan Parties at any time outstanding secured by purchase money Liens or incurred with respect to Capital Leases;

           (m) unsecured, subordinated Indebtedness evidenced by the Stockholder Notes;

           (n) unsecured Indebtedness not to exceed US$10,000,000, or the Equivalent Amount thereof in Canadian Dollars, in the aggregate for all Loan Parties at any time outstanding which is subordinated to the Obligations in a manner satisfactory to Agent and Requisite Lenders;

           (o)  Indebtedness existing on the Closing Date and identified on
     SCHEDULE 7.1; and

           (p) unsecured Indebtedness of Holdings incurred in connection with any Permitted Acquisition; provided, however, that any such Indebtedness shall (i) have a maturity date no earlier than ninety (90) days after the date set forth in CLAUSE (a) of the definition of "Termination Date", (ii) shall be fully subordinated

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     to the Obligations in a manner satisfactory to Agent and (iii) be otherwise issued pursuant to terms and conditions reasonably satisfactory to Agent.

           Loan Parties will not, and will not permit the other Loan Parties to, incur any Liabilities except for Indebtedness permitted herein and trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which any Loan Party is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that such Loan Party has established adequate reserves therefor under US GAAP.

     3.4 SUBSECTION 7.5 of the Loan Agreement is hereby amended to read as follows:

           7.5 RESTRICTED JUNIOR PAYMENTS. Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that:

           (a) Borrower may make payments and distributions to Beacon Canada Holdings that are used by Beacon Canada Holdings to make payments and distributions to US Borrower, the proceeds of which payments and distributions US Borrower uses to make payments and distributions to Holdings in order that Holdings may pay US federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business; provided that Borrower's aggregate contribution to taxes as a result of the filing of a consolidated or combined return by Holdings shall not be greater, nor the aggregate receipt of tax benefits less, than they would have been had Borrower and its Subsidiaries not filed a consolidated or combined return with Holdings;

           (b) Subsidiaries of Borrower may make Restricted Junior Payments to Borrower;

           (c)  [Intentionally Omitted];

           (d)  [Intentionally Omitted];

           (e)  [Intentionally Omitted];

           (f) US Borrower may make distributions to Holdings to permit Holdings to redeem (and Holdings may redeem) shares of its capital stock (or warrants or options to acquire any such shares) from employees of US Borrower and its Subsidiaries upon the death or other termination of employment of such employees, or to permit Holdings to pay interest or principal in respect of any Stockholder Notes issued by Holdings to any such employees or their executors or administrators in payment of all or any portion of such redemption price, provided all of the following conditions are satisfied:

                (i) no Default or Event of Default shall have occurred and be continuing or would arise as a result of such distribution or redemption;

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                (ii)  after giving effect to such distribution and redemption, the Loan Parties shall be in compliance on a pro forma basis with all covenants and agreements set forth in the Financial Covenants Rider (excluding PARAGRAPH A thereof) recomputed for the twelve-month period ending on the last day of the most recent fiscal quarter for which Agent has received the monthly financial statements required to be delivered pursuant to paragraph (A) of the Reporting Rider;

                (iii) the aggregate amount of such distributions permitted in any fiscal year of US Borrower shall not exceed US$500,000; and

                (iv) after giving effect to such distribution and payment and the making of any US Facility Revolving Loan to fund such distribution, Excess Availability is at least US$7,500,000;

           (g)  [Intentionally Omitted];

           (h)  [Intentionally Omitted];

           (i)  [Intentionally Omitted);

           (j)  [Intentionally Omitted];

           (k)  The Loan Parties may pay to CHS the management fees set forth on
     Schedule 7.8 to the extent accrued prior to the closing of the IPO and permitted under SUBSECTION 7.8; and

           (l) Subsidiaries of the US Borrower, other than Borrower and its Subsidiaries, may make Restricted Junior Payments permitted under the US Facility Loan Agreement.

     3.5 CLAUSE (d) of SUBSECTION 7.8 of the Loan Agreement is hereby amended to read as follows:

           (d)  for payment of reasonable fees to independent directors.

     3.6 SUBSECTION 7.11 of the Loan Agreement is hereby amended to read as follows:

           7.11 SUBSIDIARIES. Other than the Subsidiaries set forth on SCHEDULE 7.11, establish, create or acquire any new Subsidiaries other than in connection with a Permitted Acquisition.

     3.7 The first sentence of SUBSECTION 7.13 of the Credit Agreement is hereby amended to read as follows:

           Borrower agrees that none of it, the other Loan Parties or any of their respective Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with

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     any Governmental Authority relating to a public offering of the Stock of any Loan Party or any of its Subsidiaries, using the name of GE Canada Finance or GE Capital or any of their respective Affiliates or specifically referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Canada Finance and GE Capital and without the prior written consent of GE Canada Finance and GE Capital except that, to the extent (and only to the extent) such disclosure is required under applicable law or under the applicable rules of any national securities exchange, national securities association, national market system or similar provincial self-regulatory organization or any other self-regulatory organization, the Loan Parties may make such disclosure without the consent of GE Capital and GE Canada Finance, and except in the case of any material disclosure, without giving prior notice to GE Capital and GE Canada Finance, provided that the Loan Parties must in all events use reasonable efforts to consult with GE Capital and GE Canada Finance before making such disclosure.

     3.8 SUBSECTION 8.1(F) of the Loan Agreement is hereby amended to read as follows:

           (F)  CHANGE IN CONTROL. (1) Any person or group of persons
     (within the meaning of the Securities Exchange Act of 1934) other than the underwriters in a public offering or CHS shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the issued and outstanding shares of capital stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; or (2) Holdings ceases to beneficially and of record own and control all of the issued and outstanding capital stock or other equity securities of US Borrower free and clear of all Liens other than Liens in favour of Agent and US Facility Agent; or (3) US Borrower ceases to beneficially own and control, directly or indirectly, free and clear of all Liens other than Liens in favour of Agent and US Facility Agent, 100% of the issued and outstanding shares of each class of capital stock or other equity securities entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the boards of directors of any Loan Party other than US Borrower and Holdings; or

     3.9 SECTION 11 of the Loan Agreement is hereby amended by inserting the following new definitions in their proper alphabetical order:

           "ACTIVATION NOTICE" means written notice from Agent or US Facility Agent instructing the Collecting Bank to transfer funds in such Blocked Account to Agent or US Facility Agent or as otherwise instructed by Agent or US Facility Agent.

           "ACTIVATION PERIOD" means, with respect to a Blocked Account at a Collecting Bank, the period which commences as soon as possible but in any event within a reasonable period of time (not to exceed two Business Days) after

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     such Collecting Bank's receipt of an Activation Notice with respect to such
     Blocked Account.

           "FIRST AMENDMENT" means the Consent and First Amendment to Second Amended and Restated Loan and Security Agreement dated as of the First Amendment Date by and among Borrower, Agent and Lenders.

           "FIRST AMENDMENT DATE" means August 6, 2004.

           "PRO FORMA EBITDA" has the meaning assigned to it in the US Facility Loan Agreement.

           "TOTAL INDEBTEDNESS" means the aggregate outstanding principal balance of all Indebtedness of Holdings and its Subsidiaries on a consolidated basis.

     3.10 The definitions of "EBITDA" and "Equity Documents" set forth in SUBSECTION 11.1 of the Loan Agreement are hereby amended to read as follows:

           "EBITDA" means, for any period, without duplication, the total of the following for Holdings and its Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with US GAAP; PLUS, to the extent included in the calculation of net income, (2) the sum of (a) income, capital and franchise taxes paid or accrued; (b) interest expenses, net of interest income, paid or accrued; (c) amortization and depreciation, (d) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business) and (e) out-of-pocket expenses incurred in connection with the consummation of the IPO (as such term is defined in the First Amendment), including without limitation the amendment fee required to be paid by US Borrower pursuant to
     Section 4.6 of the First Amendment; LESS, to the extent included in the calculation of net income, (3) the sum of (a) the income of any Person (other than US Borrower and wholly-owned Subsidiaries of US Borrower) in which Holdings or a wholly-owned Subsidiary of Holdings has an ownership interest except to the extent such income is received by US Borrower or a wholly-owned Subsidiary of US Borrower in a cash distribution during such period; (b) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (c) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses.

           "Equity Documents" means (i) the Chief Executive Securities Agreement dated as of August 21, 1997 by and among Holdings, CHS and Andrew Logie and
     (ii) the Executive Securities Agreements among Holdings, CHS and certain managers of the Loan Parties.

     3.11 EXHIBIT C (COMPLIANCE CERTIFICATE) to the Loan Agreement is hereby replaced with EXHIBIT C attached hereto.

     3.12 The Reporting Rider to the Loan Agreement is hereby amended by inserting the following as PARAGRAPH M thereto:

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           (M)  SEC FILINGS AND PRESS RELEASES. Promptly upon their becoming available, Borrower will deliver to Agent copies of (1) all financial statements, reports, notices and proxy statements sent or made available by Holdings to its stockholders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings with any securities exchange or with the Securities and Exchange Commission or any private regulatory authority, and (3) all press releases and other statements made available by Holdings to the public concerning developments in the business of any Loan Party.

     3.13 PARAGRAPH G of the Reporting Rider is hereby amended to read as follows:

           (G)  [Intentionally Omitted.]

     3.14 The Financial Covenants Rider to the Loan Agreement is hereby replaced with the Financial Covenant to Rider attached hereto.

           4. CONDITIONS. The effectiveness of this Agreement is subject to the following conditions precedent (unless specifically waived in writing by Agent and Lenders):

     4.1 Borrower, Agent and Lenders shall have executed and delivered this Agreement.

     4.2 Holdings shall have completed the IPO and the Net Issuance Proceeds thereof shall have been applied in accordance with SECTION 2 of this Agreement and, in each case, Agent shall have been provided with satisfactory evidence thereof.

     4.3 Agent shall have received a written opinion of Blake Cassels & Graydon LLP, Canadian counsel for Borrower and the Loan Parties, in form and substance reasonably satisfactory to Agent and its counsel.

     4.4 Borrower shall have delivered such other documents as Agent may have reasonably requested.

     4.5 All proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and Lenders and their respective legal counsel

     4.6 US Borrower shall have paid to US Facility Agent, for the ratable benefit of US Facility Lenders, Agent and Lenders, an amendment fee in the amount of US$237,750.

     4.7   No Default or Event of Default shall have occurred and be continuing.

     4.8 US Borrower, the other Loan Parties, US Facility Agent and US Facility Lenders shall have entered into an amendment to the US Facility Loan Agreement in form and substance satisfactory to Agent, all of the conditions precedent to the effectiveness of such amendment shall have been satisfied.

     4.9 US Borrower and each other Loan Party shall have executed the Consent and Reaffirmation (Loan Parties) attached to this Agreement.

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           This Agreement shall be terminated and of no further force or effect
(i) if the IPO shall not have closed on or prior to October 15, 2004 or (ii) at the election of the Requisite Lenders, if an Event of Default shall occur and be continuing prior to the closing of the IPO.

           5. REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Agreement, Borrower represents and warrants to Agent and
Lenders:

           (a) that Borrower has all requisite organizational power and authority to enter into, and carry out the transactions contemplated by, this Agreement and all other agreement and documents executed in connection therewith to which Borrower is party;

           (b) that the execution, delivery and performance of this Agreement and all other agreements and documents executed in connection therewith have been duly authorized by all requisite action on the part of Borrower and that this Agreement has been duly executed and delivered by Borrower;

           (c)  that each of the representations and warranties set forth in
SECTION 4 of the Loan Agreement (other than those which, by their terms, specifically are made as of certain date prior to the date hereof) are true and correct in all material respects as of the date hereof; and

           (d) that, after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

           6. SEVERABILITY. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

           7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Any party may deliver an executed copy of this Agreement by fax but that party shall immediately deliver to the other parties an originally executed copy of this Agreement.

           8. RATIFICATION. Except as expressly set forth herein, the terms and provisions set forth in this Agreement shall not be deemed to be a modification or waiver of any term or condition of the Loan Agreement. The terms and provisions of the Loan Agreement, as amended hereby, and the other Loan Documents are ratified and confirmed and shall continue in full force and effect and all Collateral encumbered by any of the Loan Documents will continue to secure, to the fullest extent possible, the payment and performance of all Obligations under or in respect of the Loan Agreement or any of the other Loan Documents.

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           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

                                           BEACON ROOFING SUPPLY CANADA
                                           COMPANY

                                           By:    /s/ Peter M. Gotsch
                                              --------------------------
                                           Title: Vice President
                                                 -----------------------

                                                               CONSENT AND FIRST
                                                                       AMENDMENT

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                                GE CANADA FINANCE HOLDING
                                COMPANY, as Agent and as Lender

                                By: /s/ Stephen B. Smith
                                   ---------------------------------------
                                Its Authorized
                                Signatory:     STEPHEN B. SMITH
                                          --------------------------------
                                                        President
                                            GE Canada Finance Holding Company

                                                               CONSENT AND FIRST
                                                                       AMENDMENT

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                    CONSENT AND REAFFIRMATION (LOAN PARTIES)

           Each of the undersigned Loan Parties hereby (i) acknowledges receipt of a copy of the foregoing Consent and First Amendment to Loan and Security Agreement; (ii) consents to Borrower's execution and delivery thereof; and (iii) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of Borrower to Agent and Lenders pursuant to the terms of the Existing Guaranty to which such Loan Party is a party and reaffirms that such Existing Guaranty is and shall continue to remain in full force and effect and that each other Loan Document to which such Loan Party is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible, the payment and performance of all obligations under or in respect of such Existing Guaranty and such other Loan Documents.

           For purposes of this Consent and Reaffirmation (Loan Parties): (A) the term "EXISTING GUARANTIES" means (i) the Guaranty dated as of June 8, 2001 given by Holdings for the benefit of Agent in its capacity as Agent for the Lenders, (ii) the Guaranty dated as of June 8, 2001 given by US Facility Borrower for the benefit of Agent in its capacity as Agent for the Lenders and
(iii) the Subsidiary Guaranty dated as of June 8, 2001 given by Quality Roofing Supply Company, Inc., Beacon Canada, Inc., Best Distributing Co., The Roof Center, Inc. and West End Lumber Company Inc., for the benefit of Agent in its capacity as Agent for the Lenders, in each case as reaffirmed and amended pursuant to that certain Master Reaffirmation and Amendment to Collateral Documents made as of March 12, 2004 by each of the undersigned Loan Parties in favour of Agent and Lenders and (B) the term "EXISTING GUARANTY" means any of the Existing Guaranties.

           Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and consented to same, each of the undersigned understands that Agent and Lenders have no obligation to inform it of such matters in the future or to seek its acknowledgment or consent to future agreements or waivers, and nothing herein shall create such a duty.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                     - 13 -                    CONSENT AND FIRST
                                                                       AMENDMENT

           IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation (Loan Parties) as of this 10th day of August, 2004.

                                           BEACON SALES ACQUISITION, INC.

                                           By:     /s/ Peter M. Gotsch
                                              -------------------------
                                           Title:  Vice President
                                                 ----------------------

                                           QUALITY ROOFING SUPPLY
                                           COMPANY, INC.

                                           By:     /s/ Peter M. Gotsch
                                              -------------------------
                                           Title:  Vice President
                                                 ----------------------

                                           BEACON CANADA, INC.

                                           By:     /s/ Peter M. Gotsch
                                              -------------------------
                                           Title:  Vice President
                                                 ----------------------

                                           BEST DISTRIBUTING CO.

                                           By:     /s/ Peter M. Gotsch
                                              -------------------------
                                           Title:  Vice President
                                                 ----------------------

                                           THE ROOF CENTER, INC.

                                           By:     /s/ Peter M. Gotsch
                                              -------------------------
                                           Title:  Vice President
                                                 ----------------------

                                           WEST END LUMBER COMPANY, INC.

                                           By:     /s/ Peter M. Gotsch
                                              -------------------------
                                           Title:  Vice President
                                                 ----------------------

                                           BEACON ROOFING SUPPLY, INC.

                                           By:     /s/ Peter M. Gotsch
                                              -------------------------
                                           Name:   Peter M. Gotsch
                                                 ----------------------
                                           Title:  Vice President

                                                               CONSENT AND FIRST
                                                                       AMENDMENT

                            FINANCIAL COVENANTS RIDER

           This Financial Covenants Rider is attached and made a part of that certain Second Amended and Restated Loan and Security Agreement, dated as of March 12, 2004 and entered into among Beacon Roofing Supply Canada Company, Agent and Lenders.

           A. EXCESS AVAILABILITY. Excess Availability shall be maintained at all times in an amount of at least US$5,000,000.

           B. CAPITAL EXPENDITURE LIMITS. The aggregate amount of all Capital Expenditures of US Borrower and its Subsidiaries, Capital Leases with respect to fixed assets of US Borrower and its Subsidiaries (which shall be considered to be expended in full on the date such Capital Lease is entered into) and other contracts with respect to fixed assets initially capitalized on US Borrower's or any Subsidiary's balance sheet prepared in accordance with US GAAP (which shall be considered to be expended in full on the date such contract is entered into) (excluding, in each case, expenditures for trade-ins and replacement of assets to the extent funded with casualty insurance proceeds and excluding the purchase price allocated to fixed assets acquired in connection with a Permitted Acquisition) will not exceed US$8,500,000 in any Fiscal Year. Fifty percent (50%) of the amount set forth above not made in any Fiscal Year may be carried over for one year only to the next Fiscal Year; PROVIDED, HOWEVER, any carried-over amount will be deemed used only after all otherwise permitted amounts for that Fiscal Year have been used.

           C. FIXED CHARGE COVERAGE. Fixed Charge Coverage for each twelve (12) month period ending as of any date set forth below shall not be less than the ratio set forth below for such date:

                DATE                                       RATIO
                ----                                       -----
                September 30, 2004 and the last            1.35
                day of each fiscal quarter thereafter

           D. SENIOR INDEBTEDNESS TO EBITDA. The ratio of Senior Indebtedness calculated as of any date set forth below to EBITDA for the twelve (12) month period ending on such date shall not be greater than the ratio set forth below for such date:

                DATE                                       RATIO
                ----                                       -----
                September 30, 2004 and the last            3.00
                day of each fiscal quarter thereafter

The aggregate balances of the Revolving Loan and the US Facility Revolving Loans included in Senior Indebtedness as of any date of determination shall be equal to the average balance of the Revolving Loan and the US Facility Revolving Loans, respectively, for such date and the last day of the two immediately preceding months.

With respect to each Target acquired by US Borrower during any such twelve month period, EBITDA shall be adjusted by an amount equal to the Pro Forma EBITDA of such Target for the

                                                               CONSENT AND FIRST
                                                                       AMENDMENT

                                                                  EXECUTION COPY

portion of such twelve (12) month period which precedes the acquisition of such Target by US Borrower.

           E. TOTAL INDEBTEDNESS TO EBITDA. The ratio of Total Indebtedness calculated as of any date set forth below to EBITDA for the twelve (12) month period ending on such date shall not be greater than the ratio set forth below for such date:

                DATE                                       RATIO
                ----                                       -----
                September 30, 2004 and the last            4.25
                day of each fiscal quarter thereafter

The aggregate balance of the Revolving Loan and the US Facility Revolving Loans included in Total Indebtedness as of any date of determination shall be equal to the average balance of the Revolving Loan and the US Facility Revolving Loans, respectively, for such date and the last day of the two immediately preceding months.

With respect to each Target acquired by US Borrower during any such twelve month period, EBITDA shall be adjusted by an amount equal to the Pro Forma EBITDA of such Target for the portion of such twelve (12) month period which precedes the acquisition of such Target by US Borrower.

           F. LEASE LIMITS. No Loan Party or any of its Subsidiaries will, directly or indirectly, become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease, synthetic lease or similar off-balance sheet financing, if the aggregate amount of all rents (or substantially equivalent payments) paid by the Loan Parties and their Subsidiaries under all such leases would exceed US$11,000,000, or the Equivalent Amount thereof, in any fiscal year of Borrower.

                                                               CONSENT AND FIRST
                                                                       AMENDMENT